Exhibit 24

Power of Attorney

Each of the undersigned, being a director or officer, or both, of SLB N.V. (SLB Limited), a Curaçao corporation (the “Company”), hereby constitutes and appoints Howard Guild and Dianne B. Ralston, and each of them, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, resubstitution and revocation and to act with or without the others, for him or her and in his or her name, place and stead in any and all capacities: (i) to sign this Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of 43,401,574 shares of common stock, par value $0.01 per share, of the Company (the “Shares”) to be offered and issued under the 2017 SLB Omnibus Stock Incentive Plan, as amended and restated effective January 22, 2026, on Form S-8, any amendments thereto, and all post-effective amendments and supplements to this Registration Statement for the registration of the Shares; and (ii) to file this Registration Statement and any and all amendments and supplements thereto, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, in each case, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements will comply with the Securities Act, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which will constitute an original and all of which, taken together, will constitute one Power of Attorney.

Date: August 14, 2026

/s/ Peter Coleman	/s/ Samuel Leupold
Peter Coleman Director	Samuel Leupold Director

/s/ Patrick de La Chevardière	/s/ Maria Moræus Hanssen
Patrick de La Chevardière Director	Maria Moræus Hanssen Director

/s/ Miguel Galuccio	/s/ Vanitha Narayanan
Miguel Galuccio Director	Vanitha Narayanan Director

/s/ James Hackett	/s/ Jeff Sheets
James Hackett Chairman of the Board	Jeff Sheets Director

/s/ Olivier Le Peuch	/s/ Stephane Biguet
Olivier Le Peuch Chief Executive Officer and Director	Stephane Biguet Executive Vice President and Chief Financial Officer